EXHIBIT 2

Schedule A

Transactions during the past 60 days

Transaction Date	Nature of Transaction	Quantity	Security Type*	Weighted Average Price Per Share**	Price Range
					Min	Max
12/16/2024	Purchase	9,441	Ordinary Shares	€ 25.17	€ 24.92	€ 25.40
12/16/2024	Purchase	47,176	ADRs	$26.84	$26.50	$27.00
12/17/2024	Purchase	2,989	Ordinary Shares	€ 25.30	€ 25.16	€ 25.40
12/17/2024	Purchase	10,431	ADRs	$26.87	$26.50	$27.00
12/18/2024	Purchase	528	Ordinary Shares	€ 25.40	€ 25.37	€ 25.40
12/18/2024	Purchase	26,696	ADRs	$26.91	$26.64	$27.00
12/19/2024	Purchase	14,015	Ordinary Shares	€ 25.26	€ 25.08	€ 25.40
12/19/2024	Purchase	31,465	ADRs	$26.41	$26.13	$26.68
12/20/2024	Purchase	12,386	Ordinary Shares	€ 25.13	€ 24.92	€ 25.40
12/20/2024	Purchase	27,287	ADRs	$26.72	$26.04	$27.00
12/23/2024	Purchase	1,421	Ordinary Shares	€ 25.39	€ 25.38	€ 25.40
12/23/2024	Purchase	14,470	ADRs	$26.80	$26.45	$27.00
12/24/2024	Purchase	1,972	ADRs	$26.99	$26.91	$27.00
12/30/2024	Purchase	1,703	ADRs	$27.00	$26.99	$27.00
1/2/2025	Purchase	11,648	Ordinary Shares	€ 26.87	€ 26.60	€ 26.98
1/2/2025	Purchase	19,480	ADRs	$27.95	$27.84	$28.00
1/10/2025	Purchase	19,992	ADRs	$25.65	$25.53	$25.70
1/13/2025	Purchase	13,633	Ordinary Shares	€ 24.13	€ 23.68	€ 24.90
1/13/2025	Purchase	34,787	ADRs	$24.33	$24.12	$24.95
1/14/2025	Purchase	10,922	Ordinary Shares	€ 23.72	€ 23.45	€ 24.14
1/14/2025	Purchase	37,070	ADRs	$24.17	$23.83	$24.71
1/15/2025	Purchase	12,047	Ordinary Shares	€ 23.12	€ 22.94	€ 23.36
1/15/2025	Purchase	8,151	ADRs	$23.81	$23.67	$23.98
1/16/2025	Purchase	35,257	ADRs	$23.77	$23.54	$23.96
1/16/2025	Purchase	9,100	Ordinary Shares	€ 23.08	€ 22.93	€ 23.31
1/17/2025	Purchase	7,437	Ordinary Shares	€ 23.19	€ 22.91	€ 23.42
1/17/2025	Purchase	18,410	ADRs	$23.84	$23.73	$24.00
1/20/2025	Purchase	9,202	Ordinary Shares	€ 23.00	€ 22.86	€ 23.34
1/21/2025	Purchase	17,128	Ordinary Shares	€ 22.76	€ 22.56	€ 22.86
1/21/2025	Purchase	33,990	ADRs	$23.73	$23.43	$24.00
1/22/2025	Purchase	5,707	ADRs	$23.91	$23.81	$24.00
1/23/2025	Purchase	6,636	ADRs	$23.60	$23.45	$23.70
2/4/2025	Purchase	27,000	ADRs	$25.00	$25.00	$25.00
2/5/2025	Sale	1,000	ADRs	$22.62	$22.62	$22.63
2/7/2025	Purchase	29,500	ADRs	$25.00	$25.00	$25.00
2/10/2025	Purchase	83,292	ADRs	$22.90	$22.52	$23.05
2/11/2025	Purchase	36,729	Ordinary Shares	€ 22.32	€ 22.01	€ 22.50
2/11/2025	Purchase	4,769	ADRs	$23.02	$22.92	$23.05
2/12/2025	Purchase	11,424	Ordinary Shares	€ 22.41	€ 22.22	€ 22.50
2/12/2025	Purchase	2,575	ADRs	$23.05	$23.04	$23.05
2/13/2025	Purchase	13,467	Ordinary Shares	€ 22.39	€ 22.20	€ 22.50
2/13/2025	Purchase	1,335	ADRs	$23.35	$23.35	$23.35
2/14/2025	Purchase	17,272	Ordinary Shares	€ 23.96	€ 23.88	€ 24.00
2/14/2025	Purchase	16,255	ADRs	$25.26	$25.04	$25.30

*The Reporting Persons beneficially own Ordinary Shares (denominated in Euros), American Depository Receipts ("ADRs", denominated in US Dollars) and call option contracts (see Item 6). The security type for each transaction is outlined above.

**The prices reported are weighted average prices. The Reporting Persons undertake to provide the Issuer, any security holder of the Issuer or the SEC staff, upon request, all information regarding the number of shares purchased or sold at each price within the ranges set forth in the table above.